UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Penn Millers Holding Corporation
 (Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, PO Box P Wilkes-Barre, Pennsylvania	18773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 233-8347

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Penn Millers Holding Corporation (the Company) held its annual meeting of shareholders on May 12, 2010 (the Annual Meeting). At the Annual Meeting, the Company’s shareholders elected each of the Company’s nominees for director to hold office until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified. The Company’s shareholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010. The Company’s shareholders also approved the Penn Millers Stock Incentive Plan. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal No. 1 – Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
John L. Churnetski	2,788,841	93,863	648,486
John M. Coleman	2,785,726	96,978	648,486
Robert A. Nearing, Jr.	2,785,291	97,413	648,486

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
3,526,988	3,802	400

Proposal No. 3 – Approval of Penn Millers Holding Corporation Stock Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,869,796	1,006,452	6,456	648,486

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, the Company’s Board of Directors appointed F. Kenneth Ackerman, Jr., the Vice Chairman of the Board and a Board member since 1979, as Chairman of the Board of Penn Millers Holding Corporation and its direct and indirect subsidiaries. Mr. Ackerman replaced Mr. J. Harvey Sproul, Jr. who retired from the Company’s Board of Directors at the Annual Meeting due to his reaching the Company’s mandatory retirement age for Board members. The Company does not plan to fill the vacancy on the Board created by Mr. Sproul’s retirement.

On May 12, 2010 the shareholders of the Company approved the Penn Millers Stock Incentive Plan (the Plan). The Plan provides for the issuance of stock-based awards in the form of incentive stock options, nonqualified stock options, restricted common stock and restricted stock units to directors, management and employees. Under the Plan, the aggregate number of shares of common stock that can be awarded is limited to 762,163 shares, subject to certain adjustments.

In connection with the approval of the Plan by the Company’s shareholders, the Company’s Board of Directors terminated the Company’s Supplemental Executive Retirement Plan (SERP) for active participants. Certain of the Company’s executive officers were eligible to participate in the SERP, and on May 12, 2010 the compensation committee of the Board of Directors granted restricted stock awards to these executives in order to replace the lost SERP benefit. The Company believes that the restricted stock grants and the Plan, generally, will more closely align the interests of our officers and shareholders.

On May 12, 2010, the Company’s Board of Directors approved the Penn Millers Holding Corporation Open Market Share Purchase Incentive Plan. The purpose of this plan is to provide for cash award opportunities to certain designated employees of the Company based upon achievement of performance goals over a two-or-three-year period. Awards under the plan will be used by the participants to purchase the Company’s common stock on the open market in order to satisfy company stock ownership requirements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Penn Millers Stock Incentive Plan, effective as of May 12, 2010

10.2	Penn Millers Holding Corporation Open Market Share Purchase Incentive Plan

10.3	Form of Penn Millers Stock Incentive Plan Restricted Stock Agreement

10.4	Form of Penn Millers Stock Incentive Plan Restricted Stock Unit Agreement

10.5	Form of Penn Millers Stock Incentive Plan Stock Option Agreement for Incentive Stock Option

10.6	Form of Penn Millers Stock Incentive Plan Stock Option Agreement for Nonqualified Stock Option for Non-Management Directors

10.7	Form of Penn Millers Stock Incentive Plan Stock Option Agreement for Nonqualified Stock Option for Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN MILLERS HOLDING CORPORATION

Date:	May 14, 2010	By:	/s/ Michael O. Banks

Michael O. Banks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Penn Millers Stock Incentive Plan, effective as of May 12, 2010

10.2	Penn Millers Holding Corporation Open Market Share Purchase Incentive Plan

10.3	Form of Penn Millers Stock Incentive Plan Restricted Stock Agreement

10.4	Form of Penn Millers Stock Incentive Plan Restricted Stock Unit Agreement

10.5	Form of Penn Millers Stock Incentive Plan Stock Option Agreement for Incentive Stock Option

10.6	Form of Penn Millers Stock Incentive Plan Stock Option Agreement for Nonqualified Stock Option for Non-Management Directors

10.7	Form of Penn Millers Stock Incentive Plan Stock Option Agreement for Nonqualified Stock Option for Employees